                                                                   EXHIBIT 10.16

                            RESTRUCTURING AGREEMENT


                              JUST FOR FEET, INC.

                                     -and-

                          MEMBERS OF AD HOC COMMITTEE

              OF CERTAIN HOLDERS OF 11% SENIOR SUBORDINATED NOTES

                                DUE MAY 1, 2009

Dated: November 2, 1999
       New York, New York

                               TABLE OF CONTENTS
                               -----------------

     This table of contents is not part of the Agreement to which it is attached but is inserted for convenience only.

Section                                                                                       Page
-------                                                                                       ----
  1  Means For Effectuating Financial Restructuring......................................       1
  2  Conduct of Business Pending the Effective Date of Plan..............................       2
  3  Forbearance; Restrictions on Transfers..............................................       3
  4  Voting..............................................................................       3
  5  Preparation of Restructuring Documents..............................................       3
  6  Feet Undertakings...................................................................       4
  7  Third Party Approvals; Support of the Financial Restructuring.......................       4
  8  Representations and Warranties......................................................       4
  9  Termination of Agreement............................................................       5
  10 Conditions to Consenting Holders' Obligation to Consummate Financial
     Restructuring.......................................................................       7
  11 Conditions to Feet's Obligation to Consummate Financial Restructuring...............       8
  12 Good Faith Negotiations of Financial Restructuring Documents........................       8
  13 Acknowledgment......................................................................       8
  14 Effectiveness; Amendments; Consenting Holders.......................................       9
  15 Disclosures.........................................................................       9
  16 Impact of Appointment to Creditors' Committee.......................................       9
  17 Governing Law; Jurisdiction.........................................................       9
  18 Specific Performance................................................................       9
  19 Reservation of Rights...............................................................      10
  20 Fees, Expenses and Indemnification..................................................      10
  21 Survival............................................................................      10
  22 Headings............................................................................      11
  23 Successors and Assigns..............................................................      11
  24 Notice..............................................................................      11
  25 Prior Negotiations..................................................................      12
  26 Counterparts........................................................................      12
  27 No Third Party Beneficiaries........................................................      12
  28 Consideration.......................................................................      12
  29 Additional Noteholders..............................................................      12

                           GLOSSARY OF DEFINED TERMS
                           -------------------------

          The following terms, when used in this Agreement, have the meanings ascribed to them in the corresponding Sections of this Agreement listed below:

Term                                                                                     Section
----                                                                                     -------
"Agreement"...........................................................................   Preamble
 ---------
"Bankruptcy Code".....................................................................   Section 1
 ---------------
"Bankruptcy Court"....................................................................   Section 1
 ----------------
"Bankruptcy Rules"....................................................................   Section 1
 ----------------
"Chapter 11 Cases"....................................................................   Section 1
 ----------------
"Chapter 11 Documents"................................................................   Section 5
 --------------------
"Committee"...........................................................................   Preamble
 ---------
"Consenting Holder"...................................................................   Preamble
 ----------------
"Consenting Holders Termination Event"................................................   Section 9
 ------------------------------------
"Disclosure Statement"................................................................   Section 5
 --------------------
"Feet"................................................................................   Preamble
 ----
"Financial Restructuring".............................................................   Preamble
 -----------------------
"Forbearance Period"..................................................................   Section 3
 ------------------
"Indenture"...........................................................................   Preamble
 ---------
"JFF".................................................................................   Preamble
 ---
"JFF Termination Event"...............................................................   Section 9
 ---------------------
"Junior Credit Facility"..............................................................   Section 2
 ----------------------
"Junior Lenders"......................................................................   Section 2
 --------------
"Lenders".............................................................................   Section 2
 -------
"Notes"...............................................................................   Preamble
 -----
"Official Committee"..................................................................   Section 20
 ------------------
"Petition"............................................................................   Section 1
 --------
"Plan"................................................................................   Section 1
 ----
"Relevant Securities".................................................................   Section 4
 -------------------
"Senior Credit Facility"..............................................................   Section 2
 ----------------------
"Senior Lenders"......................................................................   Section 2
 --------------
"Term Sheet"..........................................................................   Preamble
 ----------
"Trustee".............................................................................   Preamble
 -------

          This RESTRUCTURING AGREEMENT (the "Agreement"), is dated as of
                                             ---------
November 2, 1999, by and between Just For Feet, Inc. ("Feet"), a Delaware
                                                       ----
corporation (and collectively with its direct and indirect subsidiaries and affiliates "JFF"), and each of the undersigned holders or investment manager or
            ---
advisor for certain discretionary accounts that are holders or beneficial owners (each, a "Consenting Holder"), of Feet's 11% Senior Subordinated Notes due 2009
          -----------------
(the "Notes") issued under that certain indenture (the "Indenture") dated as of
      -----                                             ---------
April 15, 1999, between Feet and The Bank of New York, as trustee (the

"Trustee") and guaranteed by various subsidiaries and affiliates of JFF.
 -------

          WHEREAS, JFF and an ad hoc committee of certain holders of the Notes (the "Committee") have engaged in good faith negotiations with the objective of
      ---------
reaching an agreement with regard to a financial restructuring of JFF, including the indebtedness outstanding under the Notes;

          WHEREAS, Feet and the Committee have agreed to implement a financial restructuring (the "Financial Restructuring") of JFF on the terms set forth on
                    -----------------------
the term sheet (the "Term Sheet") attached hereto as Exhibit A and incorporated
                     ----------                              -
herein by reference;/1/

          WHEREAS, to expedite and ensure the implementation of the Financial Restructuring, each of the Consenting Holders is prepared to commit, on the terms and subject to the conditions of this Agreement and applicable bankruptcy law, to, if and when solicited to do so, vote (or, in the case of managed accounts, instruct its custodial agents to vote) to accept the Plan (as defined below), to support its confirmation, and to perform its other obligations hereunder.

          NOW THEREFORE, in consideration of the promises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Feet and each Consenting Holder hereby agree as follows:

          1.  Means For Effectuating Financial Restructuring. To implement the
              ----------------------------------------------
Financial Restructuring, Feet has agreed, on the terms and conditions set forth herein, to consummate, and to cause each of its direct and indirect subsidiaries to consummate, the Financial Restructuring through a plan of reorganization (the "Plan"), the requisite acceptances of which will be solicited after JFF
 ----
commences reorganization cases (the "Chapter 11 Cases") by filing voluntary
                                     ----------------
petitions (collectively, the "Petition") under chapter 11 of title 11 of the
                              --------
United States Code, 11 U.S.C. (S)(S) 101-1330 (as amended, the "Bankruptcy
                                                                ----------
Code"), and to use its best efforts to have such Plan confirmed by the United
----
States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"),
                                                           ----------------
as expeditiously as possible under the Bankruptcy Code, the Federal Rules of Bankruptcy Procedure, and the local Bankruptcy Rules of the Bankruptcy Court (the federal and local rules being, the "Bankruptcy Rules").
                                         ----------------
____________________

/1/ All capitalized terms not defined herein shall have the meanings ascribed to them in the Term Sheet.

          2.  Conduct of Business Pending the Effective Date of Plan. Feet
              ------------------------------------------------------
agrees that, prior to the Effective Date, unless otherwise expressly permitted by this Agreement (or by consent of the Consenting Holders):

              (a) Feet shall not directly or indirectly, and shall cause each of its direct and indirect subsidiaries not to directly or indirectly, engage in, agree to, or consummate any transaction outside the ordinary course of its business, including without limitation, a merger, business combination, security issuance, selling transaction, or leasing of assets;

              (b) Feet shall not directly or indirectly, and shall cause each of its direct and indirect subsidiaries not to directly or indirectly, do or permit to occur any of the following: (i) issue, sell, pledge, dispose of or encumber any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its equity interests including without limitation partnership interests or capital stock, provided, however, that Feet
                                                  --------  -------
          may issue shares of its Common Stock pursuant to options previously and properly granted under a qualified employee stock ownership plan;
          (ii) amend or propose to amend its respective articles of incorporation, partnership agreement or comparable organizational documents; (iii) split, combine or reclassify any outstanding shares of its capital stock or other equity interests, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to any of its equity interests including without limitation partnership interests or capital stock;
          (iv) redeem, purchase or acquire or offer to acquire any of its equity interests including without limitation partnership interests or capital stock; (v) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vi) incur any indebtedness for borrowed money or issue any debt securities outside the ordinary course of business, except in connection with any restructuring or satisfaction of its Credit Agreement (the "Senior Credit Facility"), dated as of
                                        ----------------------
          September 24, 1999, entered into among Just For Feet, Inc., as borrower, various Feet entities as guarantors, various lending institutions led by Bank of America, N.A., as administrative agent (the lenders to the Senior Credit Facility, the "Senior Lenders") or
                                                           --------------
          its Credit Agreement (the "Junior Credit Facility"), entered into as
                                     ----------------------
          of September 23, 1999, entered into among Just For Feet, Inc., as borrower, various Feet entities as guarantors, various lending institutions led by Bank of America, N.A., as administrative agent (the lenders to the Junior Credit Facility, the "Junior Lenders" and,
                                                           --------------
          together with the Senior Lenders, the "Lenders"), including any
                                                 -------
          debtor-in-possession financing, the terms of which are reasonably acceptable to the Committee, obtained by Feet and/or JFF as part of or in connection with the Chapter 11 Cases; or (vii) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 2(a); and

              (c) Feet shall and shall cause each of its direct and indirect subsidiaries to (i) maintain its good standing under the laws of the State or other jurisdiction in which it is incorporated or organized and (ii) notify the Consenting Holders of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated or threatened) which could reasonably be anticipated to materially adversely affect the business, property, or financial condition of JFF considered as one enterprise.

          3.  Forbearance; Restrictions on Transfers. For a period commencing as
              --------------------------------------
of the effective date hereof until the earlier to occur of (i) the occurrence of a Consenting Holders Termination Event and (ii) Feet's termination of this Agreement after the occurrence of a JFF Termination Event (each as defined below) (such period, the "Forbearance Period"), each of the Consenting Holders
                          ------------------
hereby agrees (a) to forbear (and agrees not to give instructions to the Trustee that are inconsistent with the terms and conditions of this Agreement) from the exercise of any rights or remedies it may have under the Indenture, applicable law, or otherwise with respect to any default existing as of the date hereof or arising hereafter under the Indenture and (b) not to sell, assign, transfer, hypothecate or otherwise dispose of, directly or indirectly (i) any Notes beneficially owned by it or as to which it has investment authority or discretion (including Notes acquired after the date hereof) or (ii) any option, interest in, or right to acquire any Notes referred to in clause (i) above, unless the transferee agrees in writing to assume and be bound by the terms of
------
this Agreement.

          4.  Voting. Each of the Consenting Holders represents that, as of the
              ------
date hereof, it is the beneficial owner of, and/or the investment adviser or manager (with the power to vote and dispose of all or substantially all of the Relevant Securities (as defined below) on behalf of their beneficial owners) of discretionary accounts for the holders or beneficial owners of, the aggregate principal amount of the Notes as set forth on its signature page (the "Relevant
                                                                       --------
Securities"). Each of the Consenting Holders agrees that, subject to the
----------
conditions that (i) the material terms of any applicable agreements, including without limitation the Plan, implementing the Financial Restructuring embody the terms set forth in the Term Sheet, (ii) all final documents are in form and substance satisfactory to each Consenting Holder and all agreements have been entered into by all applicable parties and have become valid, binding, and enforceable, (iii) no Consenting Holders Termination Event shall have occurred and be continuing, and (iv) Feet has not terminated this Agreement after the occurrence of a JFF Termination Event and none of its direct and indirect subsidiaries shall have taken any action inconsistent with this Agreement, it shall, when solicited, (a) vote to accept the Plan and (b) not object to confirmation of the Plan; provided, however, that no Consenting Holder shall be
                          --------  -------
barred from (x) objecting to compliance with Bankruptcy Code section 1125 or other applicable law relating to disclosure, if it reasonably believes the Disclosure Statement or other document received by such Consenting Holder lacks adequate information (as defined in section 1125(a)(1) of the Bankruptcy Code) or (y) taking any action that does not directly or indirectly conflict with the provisions of the Term Sheet.

          5.  Preparation of Restructuring Documents. Promptly upon the
              --------------------------------------
execution of this Agreement, Feet shall instruct its counsel to prepare for the review and approval of the parties hereto the following documents: (a) the Petition; (b) a disclosure statement (the "Disclosure Statement") pursuant to
                                           --------------------
section 1125 of the Bankruptcy Code; (c) the Plan, which shall incorporate the terms and provisions of the Term Sheet, (d) all schedules, motions, pleadings, and other papers necessary or useful in connection with the filing of the Petition or the motions to be presented to the court on or shortly after the date of the Petition; (e) any additional documents that Feet or the Consenting Holders deem(s) reasonably necessary or appropriate to consummate the Financial Restructuring; and (f) except for those documents referenced in the paragraph below, all other restructuring agreements and documents including, without limitation, new or amended certificates of incorporation, to implement the Plan according to the Term Sheet.

          Counsel for the Committee shall prepare for the review and approval of the parties hereto the registration rights agreement (all provisions and documents referred to in this section 5, the "Chapter 11 Documents"). All
                                              --------------------
parties shall coordinate with one another in preparation of the Chapter 11 Documents.

          The Chapter 11 Documents, including without limitation the Plan and any motion regarding the assumption, assumption and assignment, or rejection of any executory contract or unexpired lease, must be acceptable in form and substance to counsel for the Consenting Holders, and such documents shall not be filed with the Bankruptcy Court without the prior written consent of the Consenting Holders which consent shall not be unreasonably withheld.

          6.  Feet Undertakings. Feet hereby agrees to use its reasonable best
              -----------------
efforts, and shall cause its direct and indirect subsidiaries to use their reasonable best efforts, to, as applicable, (i) take all acts reasonably necessary to effectuate and consummate the Financial Restructuring and the Plan and (ii) implement all reasonable steps necessary and desirable to obtain an order of the Bankruptcy Court confirming the Plan, in each case, as expeditiously as possible under the Bankruptcy Code and the Bankruptcy Rules.

          7.  Third Party Approvals; Support of the Financial Restructuring.
              -------------------------------------------------------------
Feet shall use its reasonable best efforts, and shall cause its direct and indirect subsidiaries to use their reasonable best efforts, to obtain all regulatory, governmental, administrative, and third party approvals of the Financial Restructuring or confirmation of the Plan, and to promptly consummate the Financial Restructuring. Each Consenting Holder and Feet will take all necessary and appropriate actions to achieve the Financial Restructuring on the timetable set forth herein.

          8.  Representations and Warranties. Feet, on the one hand, and each of
              ------------------------------
the Consenting Holders on the other, represents and warrants to each other that the following statements are true, correct and complete as of the date hereof:

              (a) Power and Authority. Each party hereto has all requisite power
                  -------------------
          and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement;

              (b) Authorization. The execution and delivery of this Agreement
                  -------------
          and the performance of its obligations hereunder have been duly authorized by all necessary action on its part;

              (c) No Conflicts. The execution, delivery and performance by it of
                  ------------
          this Agreement do not and shall not (i) violate any provision of law, rule or regulation applicable to it or any of its subsidiaries or its organizational documents or those of any of its subsidiaries or its organizational documents or those of any of its subsidiaries, or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligation to which JFF is a party or under its organizational documents;

               (d) Governmental Consents. The execution, delivery and
                   ---------------------
          performance by it of this Agreement do not and shall not require any registration or filing with consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body, except such filings as may be necessary and/or required under the federal securities laws and, in connection with the commencement of the Chapter 11 Cases, the approval of the Disclosure Statement and confirmation of Plan;

               (e) Binding Obligation. This Agreement is a legally valid and
                   ------------------
          binding obligation of each of the undersigned, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditor's rights generally or by equitable principles relating to enforceability; and

               (g) Representation by Counsel. Each party hereto acknowledges
                   -------------------------
          that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties hereto.

          9.   Termination of Agreement. This Agreement and the Forbearance
               ------------------------
Period shall terminate automatically without the act of any party upon the occurrence of any Consenting Holders Termination Event (as hereinafter defined), unless the occurrence of such Consenting Holders Termination Event is waived in writing within three (3) days of its occurrence by Consenting Holders holding or managing more than a majority of the face amount of the Relevant Securities. If any Consenting Holders Termination Event occurs (and has not been waived) or Feet terminates this Agreement after the occurrence of a JFF Termination Event at a time when permission of the Bankruptcy Court shall be required for a Consenting Holder to change or withdraw (or cause to be changed or withdrawn) its votes to accept the Plan, JFF shall not oppose any attempt by such Consenting Holder to change or withdraw (or cause to be changed or withdrawn) such votes at such time. Upon the occurrence of a Consenting Holders Termination Event or a termination of this Agreement by Feet after the occurrence of a JFF Termination Event, each of the Consenting Holders shall have all rights and remedies available to it under the Indenture, other documents relating to the Notes, applicable law, or otherwise, with respect to any default under the Indenture that may have occurred at any time prior to such event including, without limitation, Feet's failure to pay interest on November 1, 1999 as required under the Indenture.

          A "Consenting Holders Termination Event" shall mean any of the
             ------------------------------------
following:

               (a) The Plan shall not have been filed within twenty (20) days after the commencement of the Chapter 11 Cases;

          (b) The Effective Date of the Plan in accordance with its terms shall not have occurred on or before February 29, 2000;

          (c) A trustee or examiner with enlarged powers shall have been appointed under section 1104 or 105 of the Bankruptcy Code for service in the Chapter 11 Cases;

          (d) Any of the Chapter 11 Cases shall have been converted to a case under chapter 7 of the Bankruptcy Code;

          (e) Either or both of JFF's exclusive periods within which to file a plan or to solicit acceptances thereof under section 1121 of the Bankruptcy Code is terminated;

          (f) JFF shall have entered into, moved for Bankruptcy Court approval of, or consummated any settlement involving any claim (as defined in section 101(5) of the Bankruptcy Code) by or against JFF of an amount in excess of $1 million, in any such case without the prior approval of the Committee;

          (g) The Plan provides or is modified to provide for any terms that are materially adverse to the terms set forth in the Term Sheet, it being understood that any improvement in the distribution to Consenting Holders under the Plan shall not be deemed to be materially adverse (so long as such improvement does not impair the recovery of other Consenting Holders);

          (h) After filing the Plan, JFF (i) submits a second or amended plan of reorganization that does not incorporate all the terms and provisions of the Term Sheet, or (ii) withdraws (or moves to withdraw) the Plan;

          (i) JFF shall have materially breached any provision of this Agreement, including, but not limited to, (x) failing to use its best efforts to obtain approval of the Disclosure Statement and/or confirmation of the Plan and (y) Section 2 hereof;

          (j) There shall have occurred, directly or indirectly, after the date hereof and before the Effective Date of the Plan, any material adverse change (other than the commencement of the Chapter 11 Cases or any consequences that derive directly from the commencement of the Chapter 11 Cases) in the condition (financial or otherwise), business, assets, liabilities or results of operations of JFF (considered as one enterprise);

          (k) The fiduciary duties of any Consenting Holder, as reasonably determined by such holder, to any investor, holder or beneficial owner of the Relevant Securities shall require termination of this Agreement or the support of another financial restructuring transaction that may enhance value, as determined by the Consenting Holder, for such investor, holder or beneficial owner;

               (l) The Consenting Holders shall not have had an opportunity to complete (and be satisfied, in their sole discretion, with) their business, legal, and operational due diligence review of Feet; provided, however, that this clause (9)(l) shall be of no force and
          --------  -------
          effect after November 12, 1999; and

               (m) The Bankruptcy Court grants relief that is materially inconsistent with the Term Sheet and materially adverse to the Consenting Holder including, without limitation, a motion to vacate or modify the automatic stay contained in section 362 of the Bankruptcy Code.

The foregoing Consenting Holders Termination Events are intended solely for the benefit of the Consenting Holders. This Agreement shall automatically terminate (unless waived in accordance with the terms of this Section 9) three days after the earlier to occur of (i) the receipt by Feet of notice from the holder(s) of a majority in face amount of the Relevant Securities that a termination event under one of the Consenting Holders Termination Events has occurred and (ii) the receipt by the Consenting Holders of notice from Feet that such a termination event has occurred. Feet shall, and shall cause each of its direct and indirect subsidiaries at all times to immediately advise the Consenting Holders of any breach of this Agreement by or on behalf of JFF or of the occurrence of any Consenting Holders Termination Event. Any approval or waiver by the Consenting Holders shall be in writing. The waiver by the Consenting Holders of any condition or the occurrence of any Consenting Holders Termination Event shall not relieve any other party of any liability or obligation with respect to any covenant or agreement set forth in this Agreement.

          In addition, Feet shall have the right to terminate (a "JFF
                                                                  ---
Termination Event") this Agreement, by the giving of written notice thereof to
-----------------
each of the Consenting Holders, if this Agreement is materially breached by the holder(s) of a majority of the face amount of the Relevant Securities.

          Upon the occurrence of any Consenting Holders Termination Event, unless such Consenting Holders Termination Event is waived in accordance with the terms hereof, or upon Feet's declaration of the occurrence of a JFF Termination Event, this Agreement shall terminate and, except as set forth in section 20 hereof, no party hereto shall have any continuing liability or obligation to any other party hereunder; provided, that, no such termination
                                         --------  ----
shall relieve any party from liability for its breach or non-performance of its obligations hereunder prior to the date of such termination.

          10.  Conditions to Consenting Holders' Obligation to Consummate
               ----------------------------------------------------------
Financial Restructuring. The obligations of the Consenting Holders to vote for
-----------------------
the Plan and to consummate the Financial Restructuring shall be subject to the satisfaction, as of the closing date of the transactions contemplated by the Financial Restructuring and the Plan, of each of the following conditions relating to the Chapter 11 Cases and this Agreement:

               (a)  No Consenting Holders Termination Event shall have occurred;

               (b) This Agreement shall not otherwise have been terminated in accordance with its terms;

               (c) The Plan and the confirmation order shall be in form and substance reasonably acceptable to counsel for the Consenting Holders;

               (d) The Bankruptcy Court shall have entered a final order confirming the Plan under section 1129 of the Bankruptcy Code;

               (e) All claims of creditors (whether secured or unsecured) and all interests of equity security holders shall be treated in a fashion consistent with the terms of the Term Sheet and the Plan; and

               (f) There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction, or any threatened or pending complaint of a governmental body or any person praying for an order, decree or ruling of a court restraining or enjoining the consummation of the Financial Restructuring or the Effective Date of the Plan or rendering illegal the transactions contemplated by this Agreement or the Plan.

          The above conditions may be waived in writing by the holder(s) of a majority in face amount of the Relevant Securities.

          11.  Conditions to Feet's Obligation to Consummate Financial
               -------------------------------------------------------
Restructuring. The obligations of Feet to consummate the Financial Restructuring
-------------
shall be subject to the satisfaction, as of the closing date of the transactions contemplated by the Financial Restructuring and the Plan, of each of the following conditions relating to the Chapter 11 Cases and this Agreement:

               (a) This Agreement shall not have been terminated in accordance with its terms;

               (b) The Bankruptcy Court shall have entered an order confirming the Plan under section 1129 of the Bankruptcy Code; and

               (c) There shall not be in force any order, decree or ruling by any court or governmental body having jurisdiction restraining or enjoining the Effective Date of or rendering illegal the transactions contemplated by this Agreement or the Plan.

          12.  Good Faith Negotiations of Financial Restructuring Documents.
               ------------------------------------------------------------
Feet and each Consenting Holder hereby further covenants and agrees to negotiate the definitive documents relating to the Financial Restructuring, including, without limitation, the Chapter 11 Documents, in good faith. Feet shall keep the Committee apprised of, and members or representatives of the Committee shall be entitled to attend and participate in, any discussions, negotiations or meetings with the Lenders (including any replacement or successor lenders including, without limitation, any debtor-in-possession lender(s)).

          13.  Acknowledgment. This Agreement and the terms of the Financial
               --------------
Restructuring are the product of negotiations between Feet and the Consenting Holders and their respective representatives. This Agreement is not and shall not be deemed to be a solicitation of votes for the acceptance of the Plan. Each of the Consenting Holders' acceptance of the Plan will not be solicited until it has received a Disclosure Statement approved by the Bankruptcy Court.

          14.  Effectiveness; Amendments; Consenting Holders. This Agreement
               ---------------------------------------------
shall not become effective and binding on the parties hereto unless and until counterpart signature pages hereto shall have been executed and delivered by Feet and Consenting Holders holding or managing Notes which constitute in the aggregate a majority of the face amount of the Notes. Once effective, this Agreement may not be modified (except as provided in sections 9 and 10), amended, or supplemented as to any Consenting Holder except in writing signed by Feet and each Consenting Holder.

          15.  Disclosures. Unless required by lawful subpoena issued by a court
               -----------
of competent jurisdiction or applicable statute, rule, or regulation promulgated by the Securities and Exchange Commission, Feet shall not, and shall cause each of its direct and indirect subsidiaries not to, disclose (i) any Consenting Holder's identity, (ii) the amount of Relevant Securities owned or managed by any Consenting Holders, and (iii) the terms of this Agreement, in any such case without the prior written consent of such Consenting Holder; and, JFF shall not issue or make any press release, announcement, or disclosure relating to the Financial Restructuring without the prior written consent of the holders of a majority in face amount of the Relevant Securities.

          16.  Impact of Appointment to Creditors' Committee. Notwithstanding
               ---------------------------------------------
anything herein to the contrary, if any Consenting Holder is appointed to and serves on an official committee of creditors in the Chapter 11 Cases, the terms of this Agreement shall not be construed so as to limit such Consenting Holder's exercise (in its sole discretion) of its fiduciary duties to any person arising from its service on such Committee, and any such exercise (in the sole discretion of such Consenting Holder) of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement.

          17.  Governing Law; Jurisdiction. This Agreement shall be governed by
               ---------------------------
and construed in accordance with the internal laws of the State of New York, without regard to any conflicts of law provision which would require the application of the law of any other jurisdiction. By its execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally agrees for itself that any legal action, suit or proceeding against it with respect to any matter under or arising out of or in connection with this Agreement or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding, may be brought in any federal court of competent jurisdiction in the District of New York.

          By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably accepts and submits itself to the nonexclusive jurisdiction of such court, generally and unconditionally, with respect to any such action, suit or proceeding. Notwithstanding the foregoing consent to New York jurisdiction, upon the commencement of the Chapter 11 Cases, each of the parties hereto hereby agrees that the Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of or in connection with this Agreement.

          18.  Specific Performance. It is understood and agreed by each of the
               --------------------
parties hereto that money damages would not be a sufficient remedy for any breach of this Agreement by any party (other than a breach by Feet or any of its direct or indirect subsidiaries of section 20 hereof) and each non-breaching party shall be entitled to specific performance and injunctive or other equitable relief as a remedy of any such breach.

          19.  Reservation of Rights. This Agreement and the Plan are part of a
               ---------------------
proposed settlement of disputes among the parties hereto. Except as expressly provided in this Agreement, nothing herein is intended to, or does, in any manner waive, limit, impair, or restrict the ability of each of the Consenting Holders to protect and preserve its rights, remedies and interests, including without limitation, its claims against JFF or its full participation in any bankruptcy case filed by JFF. If the transaction contemplated herein or in the Plan are not consummated, or if this Agreement is terminated for any reason, the parties hereto fully reserve any and all of their rights. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement shall not be admitted into evidence in any proceeding other than a proceeding to enforce its terms.

          20.  Fees, Expenses and Indemnification. Unless the Committee shall
               ----------------------------------
have breached any provision of this Agreement, Feet shall pay any and all outstanding fees and expenses of the Consenting Holders' financial and legal advisors in accordance with the terms and conditions of their respective agreements and, in addition, shall pay all outstanding amounts owed to such advisors in full on the day immediately prior to the filing of the Petition with respect to the Chapter 11 Cases; provided, however, that in the event of such
                                 --------  -------
breach, Feet shall pay on such date any and all outstanding expenses of such advisors through the date of the termination of this Agreement.

          Feet agrees that it shall continue to pay, subject to Bankruptcy Court approval, the reasonable fees and expenses of legal counsel and the financial advisors to the Committee from and after the commencement (and through the conclusion) of the Chapter 11 Cases and through the earlier to occur of (x) the Effective Date of the Plan and (y) the termination of this transaction by Feet or the Committee, whether or not an official committee of unsecured creditors is actually appointed in such cases and, if such Committee is appointed (the "Official Committee"), whether or not counsel for the Committee is selected as
 ------------------
counsel for the Official Committee and whether or not the financial advisor to the Committee is selected as financial advisor to the Official Committee.

          Feet agrees to indemnify and hold harmless each Consenting Holder and its officers, directors, partners, employees, agents, attorneys, and advisors and each of their respective successors and assigns from and against any and all claims, suits, actions, liabilities, and judgments and costs related thereto (including any defense costs associated therewith on an "as incurred" basis) arising under or with respect to this Agreement or the transactions contemplated hereby or any act or failure to act taken in contemplation, furtherance or connection herewith, except if such claim or liability is determined by a competent court to have arisen as a result of such Consenting Holder's material breach of its obligations hereunder or fraudulent or willful misconduct or gross negligence on the part of such Consenting Holder or the applicable indemnified person.

          21.  Survival. Notwithstanding the sale of the Relevant Securities in
               --------
accordance with section 3 hereof or the termination of the Consenting Holders' obligation hereunder in accordance with section 9 hereof, Feet's obligations and agreements set forth in sections 18 and 20 (with respect to expenses incurred through the date of such termination) hereto shall survive such termination and shall continue in full force and effect for the benefit of the Consenting Holders in accordance with the terms hereof.

          22.  Headings. The headings of the sections, paragraphs and
               --------
subsections of this Agreement are inserted for convenience only and shall not affect the interpretation hereof.

          23.  Successors and Assigns. This Agreement is intended to bind and
               ----------------------
inure to the benefit of the parties and their respective successors, assigns, heirs, executors, administrators and representatives. The agreements, representations and obligations of the Consenting Holders under this Agreement are, in all respects, several and not joint.

          24.  Notice. Notices given under this Agreement shall be provided by
               ------
telecopier and overnight courier to:

          If to Feet and/or JFF:
          ---------------------

               Just For Feet, Inc.
               7400 Cahaba Valley Road
               Birmingham, Alabama
               Attn: Helen Rockey
               Telecopier: (205) 408-3200

                  with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attn: Alan B. Miller, Esq.
               Telecopier: (212) 735-4965

          If to any Consenting Holder or the Committee:

               Banc of America Securities LLC
               9 West 57th Street
               New York, New York 10019
               Attn: Richard P. Furst
               Telecopier: (212) 583-8295

                      -and-

               Banc of America Securities LLC
               100 North Tryon Street
               Charlotte, North Carolina 28255
               Attn: Sam McNeil
               Telecopier: (704) 388-9268

                  with a copy to:

               Milbank, Tweed, Hadley & McCloy LLP
                                         -
               1 Chase Manhattan Plaza
               New York, New York 10005
               Attn: Luc A. Despins, Esq.
               Dennis F. Dunne, Esq.
               Telecopier: (212) 530-5219

          25.  Prior Negotiations. This Agreement and Exhibit A supersede all
               ------------------                             -
prior negotiations with respect to the subject matter hereof.

          26.  Counterparts. This Agreement may be executed in one or more
               ------------
counterparts and by facsimile copy, each of which shall be deemed an original and all of which shall constitute one and the same Agreement.

          27.  No Third Party Beneficiaries. Unless expressly stated herein,
               ----------------------------
this Agreement shall be solely for the benefit of the parties hereto and no other person or entity.

          28.  Consideration. It is hereby acknowledged by the parties hereto
               -------------
that no consideration shall be due or paid to the Consenting Holders for their agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement other than Feet's Agreement to commence the Chapter 11 Cases, to use its best efforts to obtain approval of the Disclosure Statement, and to take all steps necessary and desirable to confirm, consummate, and implement the Plan in accordance with the terms and conditions of the transaction contemplated by the Financial Restructuring and this Agreement.

          29.  Additional Noteholders. Any holder of any portion of the Notes
               ----------------------
may become a party to this Agreement by duly executing a written acknowledgement of such holder's Agreement to be bound by the terms and provisions of this Agreement and to be deemed a "Consenting Holder" for all purposes hereof, and upon delivery of an executed copy of such acknowledgement to Feet and each other Consenting Holder, such holder shall thereafter be deemed to be a Consenting Holder for all purposes hereof.

                                    *  *  *

          IN WITNESS WHEREOF, each of the parties below has caused a counterpart of this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                    JUST FOR FEET, INC., On behalf of itself and each of its affiliates and subsidiaries,

                                    By:  /s/ Helen Rockey
                                       ----------------------------------------
                                    Name:  Helen Rockey
                                    Title: Chief Executive Officer
                                    7400 Cahaba Valley Road
                                    Birmingham, Alabama 35242
                                    Telephone: (205) 408-3000
                                    Facsimile: (205) 408-3200

          IN WITNESS WHEREOF, each of the parties below has caused a counterpart of this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                       HAROLD J. RUTTENBERG, Individually and as
                                       Chairman of the Board of Directors of
                                       Just For Feet, Inc.

                                       By:   /s/ Harold J. Ruttenberg
                                            -------------------------------
                                       Name: Harold J. Ruttenberg

          IN WITNESS WHEREOF, each of the parties below has caused a counterpart of this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                                  CONSENTING HOLDER:

                                                  BANC OF AMERICA SECURITIES LLC


                                                  By: /s/ Richard P. Furst
                                                      --------------------------
                                                  Name:  Richard P. Furst
                                                  Title: Managing Director
                                                  9 West 57/th/ Street
                                                  New York, New York 10019
                                                  Telephone: (212) 583-8485
                                                  Facsimile: (212) 583-8295

          IN WITNESS WHEREOF, each of the parties below has caused a counterpart of this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                               CONSENTING HOLDER:

                                               BLUE RIDGE FUND LLC


                                               By: /s/ Thomas G. White
                                                  ---------------------------
                                               Name: Thomas G. White
                                               Title:

          IN WITNESS WHEREOF, each of the parties below has caused a counterpart of this Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

                                               CONSENTING HOLDER:

                                               ATLANTIC EQUITY CORPORATION


                                               By:  /s/ William Franklin
                                                   ---------------------------
                                               Name:  William Franklin
                                               Title:

                                   EXHIBIT A
                                   ---------

                                  TERM SHEET


Subject to Rule 408 of the
--------------------------
Federal Rules of Evidence
-------------------------

                              JUST FOR FEET, INC.
                            Restructuring Term Sheet
                                November 2, 1999
--------------------------------------------------------------------------------

This term sheet (the "Term Sheet") contains the material terms of a financial
                      ----------
restructuring of Just For Feet, Inc. ("Feet") and its subsidiaries
                                       ----
(collectively, "JFF" or the "Company") which JFF and an ad hoc committee (the
                ---          -------
"Ad Hoc Committee") of certain holders of 11% Senior Subordinated Notes due 2009
-----------------
(the "Notes") of Feet and guaranteed by various subsidiaries and affiliates of
      -----
JFF, have agreed to. The Notes were issued pursuant to an Indenture (the "Indenture") dated April 15, 1999 by and between Feet, as issuer; Sneaker
----------
Stadium, Inc., Just For Feet of Texas, Inc., Just For Feet of Nevada, Inc., Just For Feet Specialty Stores, Inc., SNKR Holding Corp, and Athletic Attic Marketing, Inc., as guarantors; and The Bank of New York, as trustee. As of the date of this Term Sheet, of the 70,000,000 shares of common stock, par value $.0001, Feet has authorized, 31,211,000 shares have been issued (the "Common
                                                                      ------
Stock").  Feet, as borrower, is party to a Credit Agreement (the "Senior Credit
-----                                                             -------------
Facility"), dated as of September 24, 1999, with various JFF entities as
--------
guarantors, and various lending institutions (the "Senior Lenders") led by Bank
                                                   --------------
of America, N.A., as administrative agent, in the principal amount of $175 million. Feet, as borrower, is also party to a Credit Agreement (the "Junior
                                                                       ------
Credit Facility"), entered into as of September 23, 1999, with various JFF
---------------
entities as guarantors, and various lending institutions (the "Junior Lenders")
                                                               --------------
led by Bank of America, N.A., as administrative agent, in the principal amount of $40 million.

When used herein, the term "New JFF" refers to JFF as reorganized in accordance
                            -------
with the terms hereof on and after the Effective Date (as defined below). As a result of the Financial Restructuring, Feet's outstanding capital would consist of shares of common stock of New JFF ("New JFF Common Stock"), par value $.0001.
                                       --------------------


TREATMENT OF CLAIMS/1/ AND INTERESTS UNDER THE PLAN
---------------------------------------------------

The Plan shall classify and provide treatment for claims against and interests in the Company generally as described below. Claims in each class will be satisfied in full by the delivery of the consideration described below on the consummation date of the Plan (the "Effective Date").
                                    --------------

Senior Credit Facility              Subject to review of the validity and
                                    perfection of liens and security interests of the Senior Lenders, the Claims of the Senior Lenders arising from the Senior
                                    Credit Facility shall be unimpaired or
                                    subject to any other treatment agreed to among JFF, the Ad Hoc Committee, and the Senior Lenders.

Junior Credit Facility              Subject to review of the validity and
                                    perfection of liens and security interests of the Junior Lenders, the Claims of the

--------------
/1/   As such term is defined in section 101(5) of the Bankruptcy Code.

Subject to Rule 408 of the
--------------------------
Federal Rules of Evidence
-------------------------

                              JUST FOR FEET, INC.
                            Restructuring Term Sheet
                                November 2, 1999
--------------------------------------------------------------------------------

                                    Junior Lenders arising from the Junior
                                    Credit Facility shall be unimpaired or
                                    subject to any other treatment agreed to among JFF, the Ad Hoc Committee, and the Senior Lenders.

Senior Debt                         Claims that constitute Senior Debt under the
                                    Indenture shall be unimpaired or subject to any other treatment agreed to among JFF, the Ad Hoc Committee, and the holders of the Senior Debt.

General Unsecured Claims            Unsecured, nonpriority claims that are not
(including Notes)                   Trade Claims (as defined below), and the
                                    Claims for the outstanding principal and interest on the Notes, will be converted into the right to receive, on a pro rata basis, New JFF Common Stock representing
                                    100% of all issued and outstanding shares of New JFF Common Stock on the Effective Date.
                                    Such Shares of New JFF Common Stock shall be subject to dilution by the Executive
                                    Management options. The Notes will be deemed allowed Claims under the Plan, without offsets of any kind.

Holders of Common Stock             Holders of Common Stock shall receive
(or any equivalents)                warrants to acquire no more than ten percent
                                    (10%) of New JFF Common Stock. The warrants shall expire twenty-four (24) months from the Effective Date. The warrants shall be exercisable at a strike price that assumes an equity valuation for New JFF equal to 100% of the face amount of allowed unsecured
                                    Claims, including the Notes. Shares of New
                                    JFF Common Stock issuable upon exercise of the warrants shall be subject to dilution by the Executive Management options. All existing options or warrants to acquire the Common Stock shall be canceled under the Plan.

Trade Claims                        Claims of suppliers of goods and services
                                    that contractually agree to extend trade terms (such terms to be acceptable to Ad Hoc
                                    Committee) and honor co-op agreements
                                    ("Trade Claims") shall be paid in full in the ordinary course of business. Such treatment of Trade Claims shall be provided pursuant to a "first day" order, based on the "rule of necessity" doctrine.

Subject to Rule 408 of the
--------------------------
Federal Rules of Evidence
-------------------------

                              JUST FOR FEET, INC.
                            Restructuring Term Sheet
                                November 2, 1999
--------------------------------------------------------------------------------


Executive Management                .  Executive management, which will include
                                       additional senior executives, shall
                                       receive options to acquire 10% of New JFF
                                       Common Stock:
                                       -- 5% issued at a strike price to be
                                          agreed to by the Ad Hoc Committee and
                                          JFF
                                       -- 5% performance-based as determined by
                                          the compensation committee of Board of
                                          New JFF
                                    .  Vesting to be discussed
                                    .  Option term is 4 years
                                    .  Must exercise no later than 60 days
                                       after termination
                                    .  Allocation of options to be determined by
                                       compensation committee of Board of New
                                       JFF

Employment and Severance            Treatment of current employment and
Agreements                          severance agreements shall be subject to
                                    review by Ad Hoc Committee.

Employee Stock Bonus Plan           The Employee Stock Bonus Plan shall be a
                                    subset of Executive Management Plan.

Board of Directors                  Initially, New JFF Board of Directors shall
                                    consist of seven directors, (i) five (5) to be appointed by the Ad Hoc Committee and
                                    (ii) two (2) to be appointed by the chief executive officer of JFF.


ADDITIONAL PROVISIONS
---------------------

Liquidity/Registration Rights       Any creditor that would be deemed, following
                                    the Effective Date, to be an "affiliate" of New JFF by reason of its equity holdings in New JFF or who otherwise could not benefit from the section 1145 exemption from registration shall be granted customary registration rights. New JFF Common Stock shall be freely tradable pursuant to section
                                    1145 of the Bankruptcy Code.


Releases/Contribution/Indemnific-   To be reviewed by the Ad Hoc Committee and
ation                               any official creditors' committee appointed
                                    in JFF's chapter 11 cases.

                                       3